UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2015

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  Compensatory Arrangements of Certain Officers

On February 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Investment Technology Group, Inc. (the “Company”) (NYSE: ITG), after thorough evaluation, and in consultation with its compensation consultant, McLagan, an AON Hewitt company, approved new metrics based on the Company’s return on average equity using adjusted net income (“ROE”) for the performance-based awards to be granted to certain members of senior management, including all of the Company’s named executive officers (the “Executives”), as part of the Company’s variable incentive compensation program.

Consistent with past practice, a portion of the variable incentive compensation for the Executives will be paid in the form of restricted stock units and each stock unit represents the right to receive one share of Company common stock.  Consistent with the Company’s Pay-for-Performance Commitment Policy described in its Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 23, 2014, half of such restricted stock units awarded as part of the annual variable incentive compensation will be paid in performance-based restricted stock unit awards under the Company’s Variable Compensation Stock Unit Award Program Subplan, as amended and restated (the “Variable Stock Compensation Plan”).  The number of stock units subject to each performance-based restricted stock unit award will be determined by dividing (i) the amount in cash equal to the portion of the Executive’s variable incentive compensation paid in performance-based restricted stock units, by (ii) the fair market value of a share of the Company’s common stock on the grant date (the “Target Award”).  Unlike the performance-based awards granted to the Executives in prior years, the awards will not be accompanied by the grant of a 10% matching performance-based restricted stock unit award.

The number of stock units subject to each performance-based restricted stock unit award that will be earned and vest on each of the first, second and third anniversaries of the grant date, will be based upon the level of the Company’s ROE achieved for each of the three fiscal years, respectively, that ends immediately prior to the applicable vesting date (such three-year period, the “Performance Period”).  In addition, such vesting is contingent on the Executive’s continued employment on each applicable vesting date.  The number of stock units reflected in the Target Award is the number of stock units that may be earned and vest if target ROE (“Target ROE”) is achieved at 100% in each of the three fiscal years in the Performance Period and the number of stock units actually earned pursuant to the award may increase or decrease, as compared to the Target Award as follows:

ROE PERFORMANCE SCHEDULE

ROE Performance Level		Payout Level
Below Threshold	less than 50% of Target ROE	0%
Threshold	50% of Target ROE	50% of stock units available to vest on applicable date
Target	100% of Target ROE	100% of stock units available to vest on applicable date
Maximum	150% or more of Target ROE	150% of stock units available to vest on applicable date

If actual ROE performance for any fiscal year is between ROE performance levels, the number of stock units that may vest on the applicable vesting date will be interpolated on a straight line basis for pro-rata achievement.

If an Executive’s employment terminates on account of death or disability prior to the last day of the Performance Period, the portion of the award allocated to any fiscal year not yet completed will vest as if Target ROE had been achieved at 100%.  In the event that a change of control occurs during the Executive’s employment and before the last day of the Performance Period, the portion of the award allocated to any fiscal year not yet completed as of the date of change of control will vest based on the greater of (x) the actual level of ROE achieved as of the date of the change of control, or (y) 100% achievement of Target ROE.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

10.1            Grant Notice (ExCo ROE Awards) under the Variable Compensation Stock Unit Award Program Subplan

10.2            Amended and Restated Investment Technology Group, Inc. Variable Compensation Stock Unit Award Program Subplan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: February 9, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Grant Notice (ExCo ROE Awards) under the Variable Compensation Stock Unit Award Program Subplan

10.2	Amended and Restated Investment Technology Group, Inc. Variable Compensation Stock Unit Award Program Subplan